EXHIBIT 99.1
CONSOLIDATED STATEMENTS OF OPERATIONS              U S WEST COMMUNICATIONS, INC.
(UNAUDITED)                                          (Telephone Operations Only)


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                            Quarter Ended             Year Ended
                            December 31,         %    December 31,           %
In millions                   1999     1998   Change    1999      1998    Change

OPERATING REVENUES
 Local service             $  1,996  $ 1,835     8.8  $ 7,773  $  7,124      9.1
 Access services                691      671     3.0    2,731     2,662      2.6
 Long-distance services         109      184   (40.8)     568       779    (27.1)
 Other services                 130       85    52.9      392       306     28.1

Total operating revenues      2,926    2,775     5.4   11,464    10,871      5.5

OPERATING EXPENSES
 Employee-related               977      880    11.0    3,696     3,430      7.8
 Other operating                611      723   (15.5)   2,515     2,685     (6.3)
 Depreciation & amort           580      558     3.9    2,293     2,138      7.2

Total operating expenses      2,168    2,161     0.3    8,504     8,253      3.0


Operating income                758      614    23.5    2,960     2,618     13.1

Interest expense                114       98    16.3      403       386      4.4
Other expense                     4        6   (33.3)      37        82    (54.9)

Income before income
 taxes                          640      510    25.5    2,520     2,150     17.2
Income tax provision            245      185    32.4      958       815     17.5

NET INCOME                 $    395  $   325    21.5  $ 1,562  $  1,335     17.0
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